AGREEMENT dated this 22nd day of August 2003 by and among Vaquero Partners
LLC, a Texas limited liability company ("VP") and Vaquero Oil & Gas, Inc., a Texas corporation ("VOG"), together with VOG's principal shareholders Rick Trapp ("Trapp") and Paul Williams ("Williams").

      WHEREAS, VOG and Dune Energy, Inc. ("Dune") are the only members of VP;

      WHEREAS, VP has entered into a master lease with the Welder family dated August 22, 2003 (as may be amended from time to time, the "Master Lease", a copy of which has been provided to the parties hereto), pursuant to which VP has acquired the rights to develop certain lands owned by the Welders in Victoria County, Texas (the "Welder Lands") as set forth in the Master Lease;

      WHEREAS, VP desires to exploit certain oil and gas prospects that may exist on the Welder Lands either for its own account or for sales to third parties; and

      WHEREAS, Trapp and Williams have experience operating, generating and selling oil and gas prospects.

      NOW THEREFORE, the parties hereto agree as follows:

      Section 1. Retention of VOG by VP; Duties. (a) Pursuant to the terms of this Agreement, VP hereby retains VOG to act as its operator of record with respect to the Welder Lands leased by VP under the Master Lease and to generate, market and sell prospects to third parties on the Welder Lands.

            (b) In connection with the foregoing, VOG at its sole expense shall perform all duties necessary to generate, market and sell prospects on the Welder Lands including, but not limited to the following:

                  (i) work-up, generate and sell prospects to third parties on terms approved by VP;

                  (ii) secure necessary drilling and completion equipment for preparation of AFEs and for the timely drilling of wells called for under prospect sales and as called for under the terms of the Master Lease;

                  (iii) provide on-site supervision of drilling operations on prospects sold and oversee field personnel to assure the highest standards are delivered to third party working interest owners on the most priced advantaged terms achievable;

                  (iv) designate a specific employee of VOG as an Environmental
            Compliance Officer on behalf of VP, VOG and Dune to monitor and ensure environmental compliance of well operations with local, state and federal guidelines and laws;

                  (v) maintain all land records on acquired and assigned leases in accordance with the highest industry standards including those established by the AAPL;

                  (vi) procure all necessary insurance and/or bonds necessary for the conduct of oil and gas well drilling, completion and production operations including liability and blowout insurance;

                  (vii) negotiate operating agreements with third parties on an
            AAPL form with terms to be approved by VP;

                  (viii) prepare and file all requisite local, state and federal reports on well drilling and completion and production operations and procure any necessary permits;

                  (ix) monitor the timely disbursement of royalties to
            landowners and/or other interested parties in VP Operated properties and as called for under Section III of the Master Lease;

                  (x) market all oil and gas produced from leases acquired by VP on behalf of VP and all other third party working interest owners and ensure timely remittances to working interest owners from agents or principals purchasing such production; and

                  (xi) maintain vendor relationships by providing timely
            remittances of rendered invoices (as approved by VP) in a time frame consistent with industry standards.

In order to effectuate the intent of this Agreement, VOG, through its principals, shall maintain a daily dialogue with VP's Manager, Mark Harrington. Additionally, on the first day of each month during the Term of this Agreement, VOG shall prepare and submit to VP for VP's approval, a Plan of Operation and Budget for that month. VOG shall also provide VP with a weekly progress report on VP's goals and objectives and prepare such other reports regarding VP's operations and budget as VP may from time to time request.

      Section 2. Status as Independent Contractor. This Agreement does not create an employer/employee relationship with VOG, its officers, directors, employees or agents. All services to be rendered by VOG hereunder shall be personally rendered by Trapp, Williams and such other employees of VOG as VP shall consent to in writing. VOG, Trapp and Williams further acknowledge that VOG shall render all services hereunder as an independent contractor and that Trapp and Williams shall devote all of their time, energy and attention to performing VOG's obligations hereunder. Under no circumstance shall VOG, its officers, directors, employees or agents have the authority to enter into any agreements, incur any obligations or otherwise bind VP or Dune, without the express prior written consent from a duly authorized officer of VP or Dune.

      Section 3. Term. The initial term of this Agreement shall commence on the date hereof and shall continue for a period of two (2) years thereafter, unless sooner terminated in accordance with the terms contained herein. The Agreement shall automatically renew for additional terms of one (1) year each, unless either party shall have delivered written notice to the other of its intention not to renew this Agreement, not later than ninety (90) days prior to the expiration of the then current term.

      Section 4. Advances to Develop Oil and Gas Prospects. (a) In order to enable VOG to perform its obligations hereunder, VP shall deliver to VOG (i) $150,000 as a one-time advance on prospect development fees (the "Prospect Development Advance"), payable in accordance with subsection (b) below, (ii) 91,667 shares Dune's common stock (having an agreed upon value of $.02 per share) and (iii) commencing on the date that VOG leases its office pursuant to
Section 5 below, $25,000 on the first day of each of the first six (6) months during the Term of this Agreement and $12,500 on the first day of each month thereafter for the balance of the Term, for prospect development fees. It is expressly understood that neither VOG, its officers, directors, employees or agents shall be entitled to any other remuneration other than as specifically set forth in this Section 4.

            (b) With respect to the Prospect Development Advance, VOG acknowledges that it has heretofore received $30,000 of said fee. VP shall deliver the remaining balance of the Prospect Development Advance ($120,000) to VOG as follows: (i) no later than five (5) business days following the execution and delivery of the Master Lease to VP, $45,000 in cash and (ii) no later than September 15, 2003, $75,000 in cash.

            (c) VOG shall be responsible for all expenses incurred by it, its officers, directors, employees and agents in connection with the performance by VOG of its responsibilities and obligations hereunder including, but not limited to, any costs associated with maintaining its office pursuant to Section 5 below. Notwithstanding the foregoing, VP shall bear the costs associated with licensing the Seitel 3D data set and, for the first six (6) months of this Agreement, of retaining one geologist and one geophysicist, on terms approved by VP. Commencing on the seven (7) month anniversary of this Agreement, the expense of retaining one geophysicist and one geologist shall be shared equally between VP and VOG.

      Section 5. Maintainence of Office. No later than twenty-one (21) days following the date hereof, VOG, at its sole expense, shall lease an office at such location as shall be approved by VP. Any such office shall have adjacent office space readily available for lease by Dune and in no event shall VOG's office be situated further than one (1) mile from any office maintained by Dune. VOG's office shall be of sufficient size to accommodate Trapp, Williams, such number of clerical support persons as are necessary to carry out VOG's obligations hereunder and at least one additional technical staff member who shall be a geologist or geophysicist. In addition, the office shall have a conference room and adequate storage space to maintain books and records. VOG shall be responsible, at its own expense, for furnishing the office and for installing all necessary telecommunications equipment, computers and associated software.

      Section 6. Property Rights. All rights in and to all data, information, surveys, reports, leases, agreements, practices and processes related to oil and gas prospects developed or which may be developed on lands leased pursuant to the Master Lease and any other agreement(s) between VP and the Welder family, whether developed by VOG, Trapp, Williams or any of VOG's officers, directors, employees, agents or affiliates, shall be and at all times remain the sole and exclusive property of VP.

      Section 7. Representations and Warranties of VOG. VOG and each of Trapp and Williams represent and warrant as follows:

            (i) VOG is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas, and has the corporate power to own its properties and carry on its business as now being conducted;

            (ii) Williams, Trapp and Kevin Smith ("Smith") own 45%, 45% and 10% respectively, of the issued and outstanding shares of capital stock of VOG, which together constitute all of the issued and outstanding shares of VOG's capital stock. All of such shares are validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and are owned free and clear of any lien, encumbrance or claim whatsoever. There are no rights, options, warrants, conversion rights or agreements for the purchase or other acquisition from, or sale or issuance by, VOG, Trapp, Williams and Smith of any shares of its capital stock. No third party has claimed a right or interest in VOG and neither VOG, Trapp or Williams have any knowledge regarding such a possible claim.

            (iii) There is not pending, or, to the best of VOG's knowledge, threatened, any claim, litigation, proceeding, order of any court or governmental agency against VOG, Trapp or Williams which could have a material adverse effect on VOG or result in a lien on the shares of VOG capital stock owned by Trapp and Williams; and

            (iv) This Agreement and the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of VOG and has been duly executed and delivered by a duly authorized officer of VOG.

      Section 8. Representations and Warranties of VP. VP represents and warrants as follows:

            (i) VP is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas, and has the company power to own its properties and carry on its business as now being conducted; and

            (ii) This Agreement and the transactions contemplated herein have been duly authorized by all necessary company action and has been duly executed and delivered by the duly authorized officer of VP.

      Section 9. Covenants of VOG. VOG, Trapp and Williams hereby covenant and agree that:

      (i) whenever VOG is required to secure drilling and completion equipment hereunder, it shall solicit such services and equipment on an arms length competitive bid process;

      (ii) as soon as practicable following the date hereof, VOG will enter into an "Area of Mutual Interest" Agreement with VP and Dune with respect to all lands held by the Welder family, its affiliates heirs and assigns, including a "halo" of land owned by third parties lying within a fifteen (15) mile radius of such Welder holdings;

      (ii) neither, VOG, Trapp, Williams nor any of their respective employees, officers, affiliates or assigns shall acquire (or have the right to acquire), any direct or indirect beneficial interest in any of the goods, services or equipment used by VP and other third party working interest owners in drilling, completion and production operations;

      (iii) VOG will not sell, negotiate, pledge or assign or grant any security interests in its ownership Interest in VP nor shall it permit to exist any mortgage, pledge, security interest, encumbrance or lien upon its Interest in VP; and

      (iv) at no time shall Trapp or Williams own less than 30% individually, and 60% collectively, of the aggregate issued and outstanding shares of VOG, unless they have obtained the prior written consent of VP.

      Section 10. Termination. This Agreement may be terminated as follows:

      (i) upon the mutual agreement of the parties signed in writing;

      (ii) by VP in the event of a material breach of this Agreement by VOG, Trapp or Williams, which breach remains uncured for a period of thirty (30) days following delivery of written notice to VOG of such material breach;

      (iii) by VOG in the event that VP has failed to pay to VOG any amounts due under Section 4 hereof and such failure remains uncured for a period of thirty
(30) days following delivery of written notice to VP of such non-payment.

                  (b) Upon the termination of this Agreement, VOG shall no longer be entitled to receive any compensation hereunder.

      Section 11. Indemnification. Each of the parties hereto agree to indemnify and hold harmless the other parties hereto from and against any loss, cost, liability, or expense (including reasonable attorneys' fees) incurred by such party by reason of the breach of any of the representations, warranties, covenants and agreements of each party contained in this Agreement.

      Section 12. Benefit. This Agreement and the rights, powers and duties set forth herein shall, except as provided herein, bind and inure to the benefit of the successors and assigns of the parties hereto. VOG many not assign any of its rights or obligations hereunder without the prior written consent of VP, and any attempted assignment without such consent shall be void and without effect.

      Section 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas. VP and VOG each agree that the federal or state courts located in the State of Texas shall have exclusive jurisdiction in connection with any dispute arising out of this Agreement.

      Section 14. Notices. Any notice or other written communications required to be given hereunder shall be given or made by any party hereto to the other in writing and shall be delivered by personal service or first class mail, postage prepaid, or overnight courier addressed to the party's address set forth as follows:

      if to VP:                    Mr. Mark Harrington
                                   16 River Hollow Lane
                                   Houston, TX 77027

      with a copy to:              Matthew Cohen, Esq.
                                   Eaton & Van Winkle
                                   3 Park Avenue - 16th Floor
                                   New York, NY 10016

      if to VOG, Trapp
      or Williams:                 Mr. Rick Trapp
                                   #2 Tiki Circle
                                   Galveston, Texas 77554

                                           AND

                                   Mr. Paul Williams
                                   1416 Kipp Avenue
                                   Kemah, Texas 77565

      or at such other address as the parties may give notice of to the other party. Notices or written communications shall be deemed to have been sufficiently given or made: (i) if by personal service, when performed, (ii) if mailed, three (3) days after being deposited in the mail, postage prepaid, or
(iii) if by overnight courier, one (1) day after delivery to the overnight courier company.

      Section 15. Entire Agreement. This Agreement constitutes the entire Agreement between the parties hereto and supersedes any and all prior and written agreements between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified or amended unless signed by the parties hereto.

      Section 16. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first set forth above.

VAQUERO PARTNERS LLC                           VAQUERO OIL & GAS, INC.


By: /s/ Mark Harrington                        By: /s/ Rick Trapp
    -----------------------------                  -----------------------------
    Name: Mark Harrington                          Name: Rick Trapp
    Title: President                               Title: President


                                               /s/ Paul Williams
                                               ---------------------------------
                                               Paul Williams, individually


                                               /s/ Rick Trapp
                                               ---------------------------------
                                               Rick Trapp, individually


And with respect to Section
4(b)(i) only:

DUNE ENERGY, INC.


By: /s/ Mark Harrington
    -----------------------------
    Name: Mark Harrington
    Title: President